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                                                                      EXHIBIT 11

                   VALLEY FORGE CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                    (in thousands, except per share amounts)

                                                   1995                            1994                           1993
                                          -----------------------        -----------------------         ---------------------
                                                           Fully                          Fully                         Fully
                                          Primary         Diluted        Primary         Diluted         Primary       Diluted
                                          -------         -------        -------         -------         -------       -------
Net income                                 $3,366          $3,366         $2,817          $2,817          $2,115        $2,115
                                           ======          ======         ======          ======          ======        ======

Weighted average common shares
     outstanding                            2,662           2,662          2,615           2,615           2,528         2,528

Common equivalent shares                       70              73             78              83              94           104
                                           ------          ------         ------          ------          ------        ------

Weighted average common shares
     and common equivalent shares
     outstanding                            2,732           2,735          2,693           2,698           2,622         2,632
                                           ======          ======         ======          ======          ======        ======

Net income per share                        $1.23           $1.23          $1.05           $1.05            $.81          $.81
                                           ======          ======         ======          ======          ======        ======




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